THIRD QUARTER 2018
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

	Retail	Office	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,323,551	821,924	1,455 (1)	—	—

San Francisco	35,156	516,985	—	—	—

Oahu	429,718	—	—	96,707	369

Monterey	673,572	—	—	—	—

San Antonio	588,970	—	—	—	—

Portland	44,153	819,841	657	—	—

Seattle	—	495,800	—	—	—

Total	3,095,120	2,654,550	2,112	96,707	369

		Square Feet		%
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Retail	3.1	million	53%
	Office	2.7	million	47%
Data is as of September 30, 2018.	Totals	5.8	million
(1) Includes 122 RV spaces.

Third Quarter 2018 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Third Quarter 2018 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Third Quarter 2018 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Real estate, at cost
Operating real estate	$2,540,319	$2,536,474
Construction in progress	60,375	68,272
Held for development	9,392	9,392
	2,610,086	2,614,138
Accumulated depreciation	(574,519)	(537,431)
Net real estate	2,035,567	2,076,707
Cash and cash equivalents	56,220	82,610
Restricted cash	9,918	9,344
Accounts receivable, net	8,345	9,869
Deferred rent receivable, net	40,305	38,973
Other assets, net	46,421	42,361
TOTAL ASSETS	$2,196,776	$2,259,864
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$204,818	$279,550
Unsecured notes payable, net	1,045,635	1,045,470
Unsecured line of credit, net	20,235	—
Accounts payable and accrued expenses	54,575	38,069
Security deposits payable	8,748	6,570
Other liabilities and deferred credits, net	47,274	46,061
Total liabilities	1,381,285	1,415,720
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 47,222,121 and 47,204,588 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	473	473
Additional paid in capital	920,324	919,066
Accumulated dividends in excess of net loss/income	(122,293)	(97,280)
Accumulated other comprehensive income	13,915	11,451
Total American Assets Trust, Inc. stockholders' equity	812,419	833,710
Noncontrolling interests	3,072	10,434
Total equity	815,491	844,144
TOTAL LIABILITIES AND EQUITY	$2,196,776	$2,259,864

Third Quarter 2018 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUE:
Rental income	$78,079	$78,135	$231,172	$221,100
Other property income	4,428	4,204	17,090	12,137
Total revenue	82,507	82,339	248,262	233,237
EXPENSES:
Rental expenses	21,383	21,177	62,685	60,877
Real estate taxes	8,787	8,535	25,961	23,975
General and administrative	5,176	4,958	16,139	15,171
Depreciation and amortization	19,886	21,192	86,033	63,360
Total operating expenses	55,232	55,862	190,818	163,383
OPERATING INCOME	27,275	26,477	57,444	69,854
Interest expense	(12,879)	(13,873)	(39,387)	(39,856)
Other (expense) income, net	(125)	(99)	(64)	403
NET INCOME	14,271	12,505	17,993	30,401
Net income attributable to restricted shares	(71)	(60)	(215)	(181)
Net income attributable to unitholders in the Operating Partnership	(3,806)	(3,351)	(4,765)	(8,220)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$10,394	$9,094	$13,013	$22,000

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.22	$0.19	$0.28	$0.47
Weighted average shares of common stock outstanding - basic	46,959,752	46,898,086	46,945,095	46,650,403
Diluted income from continuing operations attributable to common stockholders per share	$0.22	$0.19	$0.28	$0.47
Weighted average shares of common stock outstanding - diluted	64,137,360	64,093,066	64,133,584	64,081,697

Third Quarter 2018 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Funds from Operations (FFO) (1)
Net income	$14,271	$12,505	$17,993	$30,401
Depreciation and amortization of real estate assets	19,886	21,192	86,033	63,360
FFO, as defined by NAREIT	34,157	33,697	104,026	93,761
Less: Nonforfeitable dividends on incentive stock awards	(70)	(59)	(211)	(177)
FFO attributable to common stock and common units	$34,087	$33,638	$103,815	$93,584

FFO per diluted share/unit	$0.53	$0.52	$1.62	$1.46

Weighted average number of common shares and common units, diluted (2)	64,137,727	64,094,454	64,133,629	64,083,186

Funds Available for Distribution (FAD) (1)	$22,849	$21,013	$75,301	$69,708

Dividends
Dividends declared and paid	$17,388	$16,724	$52,164	$50,172
Dividends declared and paid per share/unit	$0.27	$0.26	$0.81	$0.78

Third Quarter 2018 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Funds Available for Distribution (FAD) (1)
FFO	$34,157	$33,697	$104,026	$93,761
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(10,363)	(12,537)	(31,661)	(26,957)
Net effect of straight-line rents (3)	(1,169)	(327)	2,034	119
Amortization of net above (below) market rents (4)	(782)	(836)	(2,221)	(2,545)
Net effect of other lease assets (5)	(9)	(9)	(11)	965
Amortization of debt issuance costs and debt fair value adjustment	359	445	1,165	2,625
Non-cash compensation expense	726	639	2,180	1,917
Nonforfeitable dividends on incentive stock awards	(70)	(59)	(211)	(177)
FAD	$22,849	$21,013	$75,301	$69,708

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$6,391	$7,240	$18,139	$14,624
Maintenance capital expenditures	3,972	5,297	13,522	12,333
	$10,363	$12,537	$31,661	$26,957

Notes:

(1)	See Glossary of Terms.

(2)
For the three and nine months ended September 30, 2018 and 2017, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.

(3)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(4)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(5)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, lease termination fees at City Center Bellevue and straight-line rent expense for our leases at the Annex at the Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Third Quarter 2018 Supplemental Information	Page 8

CORPORATE GUIDANCE

(Unaudited, amounts in thousands, except share and per share data)

	Prior 2018 Guidance Range (1) (2)		Revised 2018 Guidance Range (2)
Funds from Operations (FFO):
Net income	$9,923	$13,156	$27,389	$28,672
Depreciation and amortization of real estate assets	122,883	122,883	106,980	106,980
FFO, as defined by NAREIT	132,806	136,039	134,369	135,652
Less: Nonforfeitable dividends on incentive stock awards	(270)	(270)	(270)	(270)
FFO attributable to common stock and units	$132,536	$135,769	$134,099	$135,382
Weighted average number of common shares and units, diluted	64,651,844	64,651,844	64,162,101	64,162,101
FFO per diluted share, updated	$2.05	$2.10	$2.09	$2.11

	2019 Guidance Range (2)
Funds from Operations (FFO):
Net income	$52,474	$57,620
Depreciation and amortization of real estate assets	84,191	84,191
FFO, as defined by NAREIT	136,665	141,811
Less: Nonforfeitable dividends on incentive stock awards	(286)	(286)
FFO attributable to common stock and units	$136,379	$141,525
Weighted average number of common shares and units, diluted	64,329,768	64,329,768
FFO per diluted share, updated	$2.12	$2.20

Notes:

(1)	Prior 2018 Guidance Range as reported in the company's Second Quarter 2018 Supplemental Information.

(2)	The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

Third Quarter 2018 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$21,327	$27,124	$12,848	$16,483	$77,782
Non-same store (1)	4,598	127	—	—	4,725
Total	25,925	27,251	12,848	16,483	82,507
Real estate expenses
Same-store	5,494	8,088	5,157	9,708	28,447
Non-same store (1)	1,568	155	—	—	1,723
Total	7,062	8,243	5,157	9,708	30,170
Net Operating Income (NOI)
Same-store	15,833	19,036	7,691	6,775	49,335
Non-same store (1)	3,030	(28)	—	—	3,002
Total	$18,863	$19,008	$7,691	$6,775	$52,337
Same-store NOI	$15,833	$19,036	$7,691	$6,775	$49,335
Net effect of straight-line rents (2)	(124)	(1,000)	50	(49)	(1,123)
Amortization of net above (below) market rents (3)	(338)	(375)	—	(30)	(743)
Net effect of other lease intangibles (4)	—	(16)	—	—	(16)
Tenant improvement reimbursements (5)	(2)	(261)	—	—	(263)
Same-store cash NOI (5)	$15,369	$17,384	$7,741	$6,696	$47,190

Notes:

(1)	Same-store and non-same store classifications are determined based on properties held on September 30, 2018 and 2017. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at the Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 10

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Amounts in thousands)	Nine Months Ended September 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$62,472	$83,514	$25,394	$46,798	$218,178
Non-same store (1)	16,025	1,559	12,500	—	30,084
Total	78,497	85,073	37,894	46,798	248,262
Real estate expenses
Same-store	16,375	24,094	10,412	27,863	78,744
Non-same store (1)	4,636	504	4,762	—	9,902
Total	21,011	24,598	15,174	27,863	88,646
Net Operating Income (NOI)
Same-store	46,097	59,420	14,982	18,935	139,434
Non-same store (1)	11,389	1,055	7,738	—	20,182
Total	$57,486	$60,475	$22,720	$18,935	$159,616
Same-store NOI	$46,097	$59,420	$14,982	$18,935	$139,434
Net effect of straight-line rents (2)	(197)	2,023	97	(207)	1,716
Amortization of net above (below) market rents (3)	(1,006)	(1,150)	—	(90)	(2,246)
Net effect of other lease assets (4)	—	(31)	—	—	(31)
Tenant improvement reimbursements (5)	(30)	(4,190)	—	—	(4,220)
Same-store cash NOI (5)	$44,864	$56,072	$15,079	$18,638	$134,653

Notes:

(1)	Same-store and non-same store are determined based on properties held on September 30, 2018 and 2017. See Glossary of Terms.

(2)	Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.

(3)	Represents the adjustment related to the acquisition of buildings with above (below) market rents.

(4)
Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

(5)	Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 11

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	Change	2018	2017	Change
Cash Basis:
Retail	$15,369	$14,608	5.2%	$44,864	$42,655	5.2%
Office	17,384	17,919	(3.0)	56,072	53,664	4.5
Multifamily	7,741	7,080	9.3	15,079	14,893	1.2
Mixed-Use	6,696	6,997	(4.3)	18,638	18,327	1.7
Same-store Cash NOI (1)(2)	$47,190	$46,604	1.3%	$134,653	$129,539	3.9%

Notes:

(1)	Excluding lease termination fees, for the three and nine months ended September 30, 2018, same-store cash NOI would be 0.6% and 1.6%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 12

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT(1)

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	Change	2018	2017	Change
Cash Basis:
Retail	$17,699	$18,532	(4.5)%	$54,853	$54,449	0.7%
Office	17,263	17,779	(2.9)	55,693	53,167	4.8
Multifamily	7,741	7,080	9.3	15,079	14,893	1.2
Mixed-Use	6,696	6,997	(4.3)	18,638	18,327	1.7
Same-store Cash NOI with Redevelopment (1)(2)	$49,399	$50,388	(2.0)%	$144,263	$140,836	2.4%

Notes:

(1)	Excluding lease termination fees, for the three and nine months ended September 30, 2018, same-store cash NOI with redevelopment would be (2.6)% and 0.3%, respectively.

(2)	See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 13

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2018
	Retail	Office	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	8,552	4,427	6,142	—	19,121
Northern California	3,160	5,691	—	—	8,851
Hawaii	2,819	—	—	6,696	9,515
Oregon	265	4,382	1,599	—	6,246
Texas	3,531	—	—	—	3,531
Washington	—	3,113	—	—	3,113
Total Cash NOI	$18,327	$17,613	$7,741	$6,696	$50,377

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 14

CASH NOI BREAKDOWN

Three Months Ended September 30, 2018

Cash NOI Breakdown

Portfolio Diversification by Geographic Region

Portfolio Diversification by Segment

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2018 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2018
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Retail Portfolio
Carmel Country Plaza	$944	$23	$228	$(202)	$—	$993
Carmel Mountain Plaza	3,259	43	810	(849)	(26)	3,237
South Bay Marketplace	605	1	189	(202)	—	593
Gateway Marketplace	610	2	219	(173)	—	658
Lomas Santa Fe Plaza	1,502	9	319	(390)	—	1,440
Solana Beach Towne Centre	1,508	181	492	(511)	(7)	1,663
Del Monte Center	2,705	422	855	(1,140)	—	2,842
Geary Marketplace	309	—	152	(145)	2	318
The Shops at Kalakaua	495	26	48	(83)	—	486
Waikele Center	2,649	287	737	(1,340)	—	2,333
Alamo Quarry Market	3,624	95	1,652	(1,840)	—	3,531
Hassalo on Eighth - Retail	275	50	54	(114)	—	265
Subtotal Retail Portfolio	$18,485	$1,139	$5,755	$(6,989)	$(31)	$18,359
Office Portfolio						—
Torrey Reserve Campus (7)	$4,460	$55	$288	$(1,443)	$(241)	$3,119
Torrey Point	41	43	—	—	6	90
Solana Beach Corporate Centre	1,761	3	74	(579)	(37)	1,222
The Landmark at One Market	6,721	28	277	(2,227)	—	4,799
One Beach Street	1,067	1	147	(323)	—	892
First & Main	2,793	193	460	(909)	—	2,537
Lloyd District Portfolio (7)	2,446	532	97	(1,146)	37	1,966
City Center Bellevue	3,889	658	300	(1,515)	(219)	3,113
Subtotal Office Portfolio	$23,178	$1,513	$1,643	$(8,142)	$(454)	$17,738

Third Quarter 2018 Supplemental Information	Page 16

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2018
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,352	$265	$—	$(1,190)	$(17)	$2,410
Imperial Beach Gardens	908	71	—	(318)	(2)	659
Mariner's Point	431	34	—	(150)	(1)	314
Santa Fe Park RV Resort	427	26	—	(219)	—	234
Pacific Ridge Apartments	4,029	221	—	(1,669)	(56)	2,525
Hassalo on Eighth - Multifamily	2,992	363	—	(1,611)	(145)	1,599
Subtotal Multifamily Portfolio	$12,139	$980	$—	$(5,157)	$(221)	$7,741
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,627	$1,067	$1,008	$(1,800)	$—	$2,902
Waikiki Beach Walk - Embassy Suites™	10,960	745	—	(7,911)	—	3,794
Subtotal Mixed-Use Portfolio	$13,587	$1,812	$1,008	$(9,711)	$—	$6,696
Subtotal Development Properties	$1	$37	$—	$(195)	$—	$(157)
Total	$67,390	$5,481	$8,406	$(30,194)	$(706)	$50,377

Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.

Notes:

(1)
Base rent for our retail and office portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2018 (before abatements and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our retail and office portfolio were approximately $33 and $715, respectively, for the three months ended September 30, 2018. There were no abatements for the retail portion of our mixed-use portfolio for the three months ended September 30, 2018. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $221 of abatements for our multifamily portfolio for the three months ended September 30, 2018. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2018. Total tenant improvement reimbursements for our retail and office portfolio were approximately $2 and $261, respectively, for the three months ended September 30, 2018. There were no tenant improvement reimbursements for the retail portion of our mixed-use portfolio for the three months ended September 30, 2018.

(2)
Represents additional property-related income for the three months ended September 30, 2018, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

(3)	Represents billed tenant expense reimbursements for the three months ended September 30, 2018.

(4)
Represents property operating expenses for the three months ended September 30, 2018. Property operating expenses includes all rental expenses, except non cash rent expense and the provision for bad debt recorded for deferred rent receivables.

(5)	Represents various rental adjustments related to base rent (abatements and tenant improvement reimbursements).

(6)	See Glossary of Terms.

(7)
Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Reserve Campus and Lloyd District Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $300 for the three months ended September 30, 2018.

Third Quarter 2018 Supplemental Information	Page 17

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2018
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$851	$1,316	$2,167	$1,054	$—	$3,221
Office Portfolio	5,518	1,923	7,441	1,731	235	9,407
Multifamily Portfolio	—	536	536	—	—	536
Mixed-Use Portfolio	22	197	219	—	—	219
Total	$6,391	$3,972	$10,363	$2,785	$235	$13,383

	Nine Months Ended September 30, 2018
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Retail Portfolio	$2,974	$4,456	$7,430	$1,248	$—	$8,678
Office Portfolio	14,944	5,465	20,409	2,506	1,378	24,293
Multifamily Portfolio	—	3,020	3,020	—	—	3,020
Mixed-Use Portfolio	221	581	802	—	—	802
Total	$18,139	$13,522	$31,661	$3,754	$1,378	$36,793

Third Quarter 2018 Supplemental Information	Page 18

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt		Balance at
Debt	September 30, 2018	Interest Rate	Service (1)	Maturity Date	Maturity
One Beach Street (2)	21,900	3.94%	22,408	April 1, 2019	21,900
Torrey Reserve - North Court	19,723	7.22%	20,784	June 1, 2019	19,443
Torrey Reserve - VCI, VCII, VCIII	6,669	6.36%	560	June 1, 2020	6,439
Solana Beach Corporate Centre I-II	10,559	5.91%	855	June 1, 2020	10,169
Solana Beach Towne Centre	35,196	5.91%	2,849	June 1, 2020	33,898
City Center Bellevue (2)	111,000	3.98%	4,479	November 1, 2022	111,000
Secured Notes Payable / Weighted Average (3)	$205,047	4.80%	$51,935		$202,849
Term Loan A (4)	$100,000	3.08%	$101,113	January 9, 2019	$100,000
Series A Notes (5)	150,000	3.88%	6,060	October 31, 2021	150,000
Term Loan B (6)	100,000	2.75%	2,749	March 1, 2023	100,000
Term Loan C (7)	50,000	2.74%	1,371	March 1, 2023	50,000
Series F Notes (8)	100,000	3.85%	3,780	July 19, 2024	100,000
Series B Notes	100,000	4.45%	4,450	February 2, 2025	100,000
Series C Notes	100,000	4.50%	4,500	April 1, 2025	100,000
Series D Notes (9)	250,000	3.87%	10,725	March 1, 2027	250,000
Series E Notes (10)	100,000	4.18%	4,240	May 23, 2029	100,000
Unsecured Notes Payable / Weighted Average (11)	$1,050,000	3.78%	$138,988		$1,050,000
Unsecured Line of Credit (12)	$22,000	3.18%
Notes:

(1)	Includes interest and principal payments due over the next twelve months.

(2)	Interest only.

(3)	The Secured Notes Payable total does not include debt issuance costs, net of $0.2 million.

(4)
Term Loan A has a maturity date of January 9, 2019. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 3.08%, subject to adjustments based on our consolidated leverage ratio.

(5)
$150 million of 4.04% Senior Guaranteed Notes, Series A, due October 31, 2021. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series A Notes is approximately 3.88% per annum, through maturity.

(6)
Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.75%, subject to adjustments based on our consolidated leverage ratio.

(7)
Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.74%, subject to adjustments based on our consolidated leverage ratio.

(8)
$100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.

(9)
$250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.

(10)
$100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.

(11)	The Unsecured Notes Payable total does not include debt issuance costs, net of $4.4 million.

(12)
The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $350 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $350 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 9, 2022, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at LIBOR, plus a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.8 million.

Third Quarter 2018 Supplemental Information	Page 19

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	September 30, 2018
Common shares outstanding	47,222
Common units outstanding	17,177
Common shares and common units outstanding	64,399
Market price per common share	$37.29
Equity market capitalization	$2,401,439
Total debt	$1,277,047
Total market capitalization	$3,678,486
Less: Cash on hand	$(56,220)
Total enterprise value	$3,622,266
Total unencumbered assets, gross	$2,303,697

Total debt/Total capitalization	34.7%
Total debt/Total enterprise value	35.3%
Net debt/Total enterprise value (1)	33.7%
Total unencumbered assets, gross/Unsecured debt	215.3%

Total debt/Adjusted EBITDA (2)(3)	6.8	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.5	x
Interest coverage ratio (4)	3.7	x
Fixed charge coverage ratio (4)	3.7	x

Weighted Average Fixed Interest Rate	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
	—%	3.8%	6.0%	3.9%	4.0%	2.7%	3.8%	4.5%	—%	3.9%	—%	4.2%

Total Weighed Average Fixed Interest Rate:	3.9%
Weighted Average Term to Maturity:	5.4 years

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:

(1)	Net debt is equal to total debt less cash on hand.

(2)	See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.

(3)	As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2018 annualized.

(4)	Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Third Quarter 2018 Supplemental Information	Page 20

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development Projects

						Project Costs (in thousands) (2)
		Start Date	Completion Date	Estimated Stabilization Date (1)	Rentable Square Feet	Cost Incurred to Date	Total Estimated Investment	Estimated Stabilized Yield (3)

Property	Location
Office Property:
Torrey Point	San Diego, CA	2015	July 31, 2017	2019	90,000	$39,553	$55,800	6.75% - 7.75%

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units
Solana Beach Corporate Centre (Building 5)	Retail	Solana Beach, CA	10,000	N/A
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A
Solana Beach - Highway 101 (4)	Mixed Use	Solana Beach, CA	48,000	36
Lloyd District Portfolio - multiple phases (5)	Mixed Use	Portland, OR	TBD	TBD

Notes:

(1)	Based on management's estimation of stabilized occupancy (90%).

(2)	Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.

(3)	The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.

(4)
Represents commercial portion of development opportunity for Solana Beach - Highway 101. A third party has been granted an option to acquire this property exercisable on or prior to December 22, 2019 for $9.43 million in consideration for a non-refundable $1.4 million option payment.

(5)
The Lloyd District Portfolio was acquired in 2011 consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2018 Supplemental Information	Page 21

PORTFOLIO DATA

Third Quarter 2018 Supplemental Information	Page 22

PROPERTY REPORT

As of September 30, 2018				Retail and Office Portfolios
				Net			Annualized
			Number	Rentable			Base Rent
		Year Built/	of	Square	Percentage	Annualized	per Leased
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	94.6%	$3,809,432	$51.56		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (7)	San Diego, CA	1994/2014	15	528,416	98.8	13,125,532	25.14	Sears	Dick's Sporting Goods, Saks Fifth Avenue Off 5th
South Bay Marketplace (7)	San Diego, CA	1997	9	132,877	100.0	2,420,211	18.21		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	98.7	2,442,014	19.35	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	209,569	98.3	6,034,431	29.29		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,730	97.2	5,933,156	24.74		Dixieline Probuild, Marshalls
Del Monte Center (7)	Monterey, CA	1967/1984/2006	16	673,572	98.9	11,479,746	17.23	Macy's, KLA Monterrey	Century Theatres, Macy's Furniture Gallery
Geary Marketplace	Walnut Creek, CA	2012	3	35,156	100.0	1,235,622	35.15		Sprouts Farmer Market, Freebirds Wild Burrito
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,981,378	169.77		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	10,770,205	25.76	Lowe's	UFC Gym, Old Navy
Alamo Quarry Market (7)	San Antonio, TX	1997/1999	16	588,970	99.3	14,572,675	24.92	Regal Cinemas	Bed Bath & Beyond, Whole Foods Market
Hassalo on Eighth	Portland, OR	2015	3	44,153	76.6	1,076,286	31.82		Providence Health & Services, Green Zebra Grocery
Subtotal/Weighted Average Retail Portfolio			107	3,095,120	98.5%	$74,880,688	$24.56
Office Properties
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016	14	516,677	83.8%	$18,050,155	$41.69
Torrey Point	San Diego, CA	2017	2	92,614	32.2	983,599	32.98
Solana Beach Corporate Centre	Solana Beach, CA	1982/2005	4	212,633	88.1	7,214,186	38.51
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	419,371	100.0	26,886,102	64.11
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	97,614	100.0	4,266,762	43.71
First & Main	Portland, OR	2010	1	360,641	98.7	11,176,887	31.40
Lloyd District Portfolio	Portland, OR	1940-2015	2	459,200	91.3	9,677,383	23.08
City Center Bellevue	Bellevue, WA	1987	1	495,800	97.5	17,724,246	36.67
Subtotal/Weighted Average Office Portfolio			26	2,654,550	91.4%	$95,979,320	$39.56
Total/Weighted Average Retail and Office Portfolio			133	5,749,670	95.2%	$170,860,008	$31.21

Third Quarter 2018 Supplemental Information	Page 23

PROPERTY REPORT (CONTINUED)

As of September 30, 2018
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001-2008	80	548	93.3%	$13,313,736	$2,170
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	94.4	3,625,728	$2,000
Mariner's Point	Imperial Beach, CA	1986	8	88	93.2	1,711,752	$1,739
Santa Fe Park RV Resort (9)	San Diego, CA	1971/2007-2008	1	126	77.8	1,399,620	$1,190
Pacific Ridge Apartments	San Diego, CA	2013	3	533	96.2	16,928,340	$2,751
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	88.7	3,090,732	$1,641
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	92.6	6,185,088	$1,652
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	88.1	2,435,748	$1,611
Total/Weighted Average Multifamily Portfolio			121	2,112	92.3%	$48,690,744	$2,081

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	96,707	95.9%	$10,573,741	$114.01		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (10)	Daily Rate(10)	Available Room (10)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014	2	369	92.8%	$347.78	$322.84
Notes:

(1)
The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, or BOMA, 1996 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.

(2)
Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2018, including leases which may not have commenced as of September 30, 2018. Percentage leased for our multifamily properties includes total units rented as of September 30, 2018.

(3)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(4)
Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2018. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2018.

(5)	Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.

(6)	Other principal retail tenants are defined as the two tenants leasing the most square footage, excluding anchor tenants.
(7)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	6	125,477	$1,207,533
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	4	31,994	$497,776

(8)
This property contains 419,371 net rentable square feet consisting of the Landmark at One Market (375,151 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2021, which we have the option to extend until 2031 pursuant to two five-year extension options.

(9)
The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2018, the highest average monthly occupancy rate for this property was 87%, occurring in January 2018. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.

(10)
Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2018 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2018 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2018 Supplemental Information	Page 24

RETAIL LEASING SUMMARY

As of September 30, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	10	100%	64,585	$30.44	$25.63	$310,549	18.8%	21.7%	4.8	$166,077	$2.57
2nd Quarter 2018	15	100%	66,415	$39.54	$39.05	$32,852	1.3%	14.1%	8.1	$660,600	$9.95
1st Quarter 2018	19	100%	43,241	$48.67	$50.78	$(91,403)	(4.2)%	7.7%	5.8	$454,375	$10.51
4th Quarter 2017	14	100%	44,766	$48.33	$35.83	$559,608	34.9%	51.8%	5.6	$342,100	$7.64
Total 12 months	58	100%	219,007	$40.46	$36.75	$811,606	10.1%	21.7%	6.2	$1,623,152	$7.41
New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	1	10%	959	$192.00	$144.00	$46,032	33.3%	40.0%	3.0	$—	$0.00
2nd Quarter 2018	4	27%	7,986	$67.30	$74.97	$(61,197)	(10.2)%	(4.1)%	8.4	$660,600	$82.72
1st Quarter 2018	3	16%	8,077	$53.15	$67.94	$(119,469)	(21.8)%	(14.8)%	9.3	$377,000	$46.68
4th Quarter 2017	3	21%	9,244	$37.51	$41.09	$(33,096)	(8.7)%	2.5%	9.6	$287,100	$31.06
Total 12 months	11	19%	26,266	$57.02	$63.40	$(167,730)	(10.1)%	(2.3)%	8.9	$1,324,700	$50.44
Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	9	90%	63,626	$28.00	$23.84	$264,517	17.4%	20.0%	4.8	$166,077	$2.61
2nd Quarter 2018	11	73%	58,429	$35.75	$34.14	$94,049	4.7%	19.9%	8.1	$—	$0.00
1st Quarter 2018	16	84%	35,164	$47.64	$46.84	$28,066	1.7%	15.5%	5.0	$77,375	$2.20
4th Quarter 2017	11	79%	35,522	$51.14	$34.46	$592,704	48.4%	67.6%	4.6	$55,000	$1.55
Total 12 months	47	81%	192,741	$38.20	$33.12	$979,336	15.3%	28.2%	5.8	$298,452	$1.55
Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	16	122,381	$28.81	11.2	$11,775,947	$96.22
2nd Quarter 2018	19	74,650	$37.94	7.8	$849,831	$11.38
1st Quarter 2018	22	47,468	$49.78	5.7	$614,375	$12.94
4th Quarter 2017	17	53,660	$45.58	5.2	$537,393	$10.01
Total 12 months	74	298,159	$37.45	8.4	$13,777,546	$46.20
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2018 Supplemental Information	Page 25

OFFICE LEASING SUMMARY

As of September 30, 2018
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	9	100%	95,279	$38.40	$34.59	$363,065	11.0%	12.6%	6.3	$6,191,785	$64.99
2nd Quarter 2018	15	100%	113,182	$43.18	$37.06	$692,640	16.5%	28.8%	6.9	$4,839,775	$42.76
1st Quarter 2018	16	100%	207,056	$64.22	$57.52	$1,386,716	11.6%	29.8%	7.5	$11,165,819	$53.93
4th Quarter 2017	5	100%	20,249	$55.87	$50.26	$113,671	11.2%	21.4%	4.6	$204,298	$10.09
Total 12 months	45	100%	435,766	$52.72	$46.85	$2,556,092	12.5%	26.3%	6.9	$22,401,677	$51.41

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	4	44%	83,147	$37.88	$34.15	$310,566	10.9%	11.7%	6.8	$5,987,498	$72.01
2nd Quarter 2018	2	13%	38,599	$47.58	$42.15	$209,915	12.9%	30.5%	9.8	$3,225,852	$83.57
1st Quarter 2018	9	56%	120,813	$54.81	$44.95	$1,190,208	21.9%	46.6%	9.5	$9,514,872	$78.76
4th Quarter 2017	2	40%	5,048	$45.00	$40.26	$23,950	11.8%	24.4%	4.2	$116,240	$23.03
Total 12 months	17	38%	247,607	$47.80	$40.79	$1,734,639	17.2%	33.2%	8.5	$18,844,462	$76.11

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	5	56%	12,132	$41.96	$37.63	$52,499	11.5%	18.3%	2.8	$204,287	$16.84
2nd Quarter 2018	13	87%	74,583	$40.89	$34.42	$482,725	18.8%	27.9%	5.5	$1,613,923	$21.64
1st Quarter 2018	7	44%	86,243	$77.40	$75.13	$196,508	3.0%	16.1%	4.7	$1,650,947	$19.14
4th Quarter 2017	3	60%	15,201	$59.49	$53.58	$89,721	11.0%	20.6%	4.7	$88,058	$5.79
Total 12 months	28	62%	188,159	$59.20	$54.83	$821,453	8.0%	19.5%	4.9	$3,557,215	$18.90

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2018	13	114,367	$40.84	6.4	$7,584,960	$66.32
2nd Quarter 2018	24	156,521	$41.70	6.7	$6,900,810	$44.09
1st Quarter 2018	23	245,081	$61.39	7.4	$14,009,667	$57.16
4th Quarter 2017	7	27,858	$54.23	5.2	$694,348	$24.92
Total 12 months	67	543,827	$51.03	6.9	$29,189,785	$53.67
Notes:

(1)	Comparable leases represent those leases signed on spaces for which there was a previous lease.

(2)	Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.

(3)	Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.

(4)	Weighted average is calculated on the basis of square footage.

(5)	Excludes renewals at fixed contractual rates specified in the lease.

Third Quarter 2018 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY

As of September 30, 2018
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	511	93.3%		$13,313,736	$2,170
2nd Quarter 2018	544	99.3%		$13,423,164	$2,056
1st Quarter 2018	512	93.4%		$12,558,516	$2,045
4th Quarter 2017	519	94.7%	(4)	$12,343,980	$1,982

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	151	94.4%		$3,625,728	$2,000
2nd Quarter 2018	157	98.1%		$3,663,048	$1,945
1st Quarter 2018	149	93.1%		$3,521,508	$1,970
4th Quarter 2017	142	88.8%		$3,479,904	$2,041

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	82	93.2%		$1,711,752	$1,739
2nd Quarter 2018	86	97.7%		$1,773,576	$1,719
1st Quarter 2018	81	92.1%		$1,610,880	$1,656
4th Quarter 2017	86	97.7%		$1,617,300	$1,568

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	98	77.8%		$1,399,620	$1,190
2nd Quarter 2018	104	82.8%		$1,825,680	$1,458
1st Quarter 2018	106	84.4%		$1,275,120	$999
4th Quarter 2017	94	74.6%		$1,002,180	$888

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	513	96.2%		$16,928,340	$2,751
2nd Quarter 2018	470	88.2%		$15,842,244	$2,808
1st Quarter 2018	493	92.5%		$16,052,556	$2,713
4th Quarter 2017	483	90.6%		$15,566,364	$2,686

Third Quarter 2018 Supplemental Information	Page 27

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2018
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	157	88.7%		$3,090,732	$1,641
2nd Quarter 2018	168	94.9%		$3,268,236	$1,621
1st Quarter 2018	157	88.7%		$3,159,180	$1,677
4th Quarter 2017	167	94.4%		$3,236,304	$1,614

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	312	92.6%		$6,185,088	$1,652
2nd Quarter 2018	322	95.6%		$6,449,628	$1,668
1st Quarter 2018	324	96.1%		$6,400,212	$1,647
4th Quarter 2017	325	96.4%		$6,283,308	$1,612

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	126	88.1%		$2,435,748	$1,611
2nd Quarter 2018	133	93.0%		$2,500,788	$1,567
1st Quarter 2018	135	94.4%		$2,496,744	$1,541
4th Quarter 2017	122	85.3%		$2,198,088	$1,502

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)		Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2018	1,950	92.3%		$48,690,744	$2,081
2nd Quarter 2018	1,984	93.9%		$48,746,364	$2,048
1st Quarter 2018	1,957	92.7%		$47,074,716	$2,004
4th Quarter 2017	1,938	91.8%	(5)	$45,727,428	$1,965

Notes:

(1)	Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.

(2)	Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.

(3)	Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

(4)	Excluding the 21 units associated with the Loma Palisades repositioning, Loma Palisades was 98.5% leased at December 31, 2017.

(5)	Excluding the 21 units associated with the Loma Palisades repositioning, Total Multifamily was 92.7% leased at December 31, 2017.

Third Quarter 2018 Supplemental Information	Page 28

MIXED-USE LEASING SUMMARY

As of September 30, 2018

Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2018	92,767	95.9%	$10,573,741	$114
2nd Quarter 2018	92,777	95.9%	$10,610,601	$114
1st Quarter 2018	93,709	96.9%	$11,099,045	$118
4th Quarter 2017	93,684	96.9%	$10,513,637	$112

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2018	342	92.8%	$348	$323
2nd Quarter 2018	346	93.7%	$303	$284
1st Quarter 2018	348	94.3%	$312	$295
4th Quarter 2017	340	92.2%	$298	$275
Notes:

(1)	Percentage leased for mixed-use property includes square footage under leases as of September 30, 2018, including leases which may not have commenced as of September 30, 2018.

(2)
Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2018 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.

(3)	Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2018.

(4)
Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2018, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2018 Supplemental Information	Page 29

LEASE EXPIRATIONS

As of September 30, 2018
Assumes no exercise of lease options
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	17,759		0.7%	0.3%	$3.15	24,300	0.8%	0.4%	$30.13	1,830	1.9%	—%	$28.28	43,889	0.8%	$19.14
2018	21,861		0.8	0.4	$35.81	43,866	1.4	0.8	$28.22	6,190	6.4	0.1	$112.60	71,917	1.2	$37.79
2019	261,982		9.9	4.5	$46.86	248,893	8.0	4.3	$30.71	13,776	14.2	0.2	$116.24	524,651	9.0	$41.02
2020	372,245		14.0	6.4	$42.24	283,984	9.2	4.9	$27.37	19,930	20.6	0.3	$58.52	676,159	11.6	$36.47
2021	314,982		11.9	5.4	$45.59	188,749	6.1	3.2	$43.56	15,802	16.3	0.3	$212.37	519,533	8.9	$49.93
2022	252,043		9.5	4.3	$48.04	439,757	14.2	7.5	$29.49	5,481	5.7	0.1	$210.95	697,281	11.9	$37.62
2023	364,744	(2)	13.7	6.2	$47.89	412,804	13.3	7.1	$19.09	4,330	4.5	0.1	$44.49	781,878	13.4	$32.67
2024	108,804		4.1	1.9	$46.30	301,817	9.8	5.2	$26.91	1,027	1.1	—	$229.56	411,648	7.0	$32.54
2025	235,004		8.9	4.0	$33.05	184,420	6.0	3.2	$22.78	1,010	1.0	—	$244.28	420,434	7.2	$29.05
2026	73,341		2.8	1.3	$37.62	99,803	3.2	1.7	$25.81	—	—	—	—	173,144	3.0	$30.81
2027	15,459		0.6	0.3	$51.18	120,100	3.9	2.1	$27.65	13,118	13.6	0.2	$73.95	148,677	2.5	$34.18
Thereafter	194,843		7.3	3.3	$35.15	638,853	20.6	10.9	$15.97	6,914	7.1	0.1	$130.17	840,610	14.4	$21.35
Signed Leases Not Commenced	192,805		7.3	3.3	—	62,413	2.0	1.1	—	3,359	3.5	0.1	—	258,577	4.4	—
Available	228,678		8.6	3.9	—	45,361	1.5	0.8	—	3,940	4.1	0.1	—	277,979	4.8	—
Total (3)	2,654,550		100.0%	45.4%	$36.16	3,095,120	100.0%	52.9%	$24.19	96,707	100.0%	1.7%	$109.34	5,846,377	100.0%	$31.03

Assumes all lease options are exercised
	Office					Retail				Mixed-Use (Retail Portion Only)				Total
			% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring		Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.		Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	17,759		0.7%	0.3%	$3.15	24,300	0.8%	0.4%	$30.13	1,830	1.9%	—%	$28.28	43,889	0.8%	$19.14
2018	21,861		0.8	0.4	$35.81	43,866	1.4	0.8	$28.22	6,190	6.4	0.1	$112.60	71,917	1.2	$37.79
2019	138,086		5.2	2.4	$41.20	83,540	2.7	1.4	$42.05	8,374	8.7	0.1	$140.24	230,000	3.9	$45.11
2020	156,764		5.9	2.7	$39.79	94,443	3.1	1.6	$28.97	2,568	2.7	—	$107.90	253,775	4.3	$36.45
2021	68,882		2.6	1.2	$41.39	106,127	3.4	1.8	$46.09	15,802	16.3	0.3	$212.37	190,811	3.3	$58.16
2022	83,035		3.1	1.4	$44.92	102,179	3.3	1.7	$34.91	5,911	6.1	0.1	$209.91	191,125	3.3	$44.67
2023	128,842		4.9	2.2	$36.53	55,213	1.8	0.9	$35.12	4,330	4.5	0.1	$44.49	188,385	3.2	$36.30
2024	52,254		2.0	0.9	$43.19	190,507	6.2	3.3	$29.44	1,027	1.1	—	$229.56	243,788	4.2	$33.23
2025	173,150		6.5	3.0	$36.09	92,871	3.0	1.6	$30.70	1,010	1.0	—	$244.28	267,031	4.6	$35.00
2026	154,032		5.8	2.6	$38.04	39,024	1.3	0.7	$44.74	—	—	—	—	193,056	3.3	$39.39
2027	79,850		3.0	1.4	$37.75	154,233	5.0	2.6	$28.88	13,118	13.6	0.2	$73.95	247,201	4.2	$34.14
Thereafter	1,158,552	(2)	43.6	19.8	$47.08	2,001,043	64.7	34.2	$20.79	29,248	30.2	0.5	$72.88	3,188,843	54.5	$30.82
Signed Leases Not Commenced	192,805		7.3	3.3	—	62,413	2.0	1.1	—	3,359	3.5	0.1	—	258,577	4.4	—
Available	228,678		8.6	3.9	—	45,361	1.5	0.8	—	3,940	4.1	0.1	—	277,979	4.8	—
Total (3)	2,654,550		100.0%	45.4%	$36.16	3,095,120	100.0%	52.9%	$24.19	96,707	100.0%	1.7%	$109.34	5,846,377	100.0%	$31.03

Third Quarter 2018 Supplemental Information	Page 30

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2018

Notes:

(1)
Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2018 for the leases expiring during the applicable period by (ii) 12 months.

(2)
The expirations include 19,126 square feet leased by EisnerAmper LLP at The Landmark at One Market through December 31, 2018, for which Autodesk, Inc. has signed an agreement to lease such space beginning January 1, 2019 through December 31, 2023 with options to extend the lease through December 31, 2033.

(3)	Individual items may not add up to total due to rounding.

Third Quarter 2018 Supplemental Information	Page 31

PORTFOLIO LEASED STATISTICS

	At September 30, 2018				At September 30, 2017
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Retail Properties (square feet)	3,095,120	3,049,759		98.5%	3,297,739	3,199,463		97.0%
Office Properties (square feet)	2,654,550	2,425,872		91.4%	2,681,637	2,411,906		89.9%
Multifamily Properties (units)	2,112	1,950		92.3%	2,112	1,929		91.3%	(3)
Mixed-Use Properties (square feet)	96,707	92,767		95.9%	96,707	90,650		93.7%
Mixed-Use Properties (units)	369	345	(4)	93.6%	369	342	(4)	92.7%

Same-Store(2) Statistics
Retail Properties (square feet)(5)	2,549,212	2,505,551		98.3%	2,632,241	2,585,715		98.2%
Office Properties (square feet)(5)	2,561,936	2,396,019		93.5%	2,681,637	2,411,906		89.9%
Multifamily Properties (units)	2,112	1,950		92.3%	2,112	1,929		91.3%	(3)
Mixed-Use Properties (square feet)	96,707	92,767		95.9%	96,707	90,650		93.7%
Mixed-Use Properties (units)	369	345	(4)	93.6%	369	342	(4)	92.7%

Notes:

(1)
Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.

(2)	See Glossary of Terms.

(3)	Excluding the 21 units associated with the Loma Palisades repositioning, total multifamily and same-store multifamily were 92.3% leased at September 30, 2017.

(4)	Represents average occupancy for the nine months ended September 30, 2018 and 2017.

(5)
The same-store portfolio includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. The same-store portfolio excludes Gateway Marketplace (acquired on July 6, 2017), Waikele Center (due to significant redevelopment activity) and Torrey Point (placed into operations and became available for occupancy in August 2018).

Third Quarter 2018 Supplemental Information	Page 32

TOP TENANTS - RETAIL

As of September 30, 2018
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.7%	$3,720,000	5.0%	2.1%
2	Nordstrom Rack	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2022 10/31/2022	69,047	2.2	1.2	2,189,648	2.9	1.2
3	Sprouts Farmers Market	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.2	1,919,436	2.6	1.1
4	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.9	1,399,205	1.9	0.8
5	Old Navy	Waikele Center, South Bay Marketplace, Alamo Quarry Market	7/31/2020 4/30/2021 9/30/2022	59,780	1.9	1.0	*	*	*
6	Marshalls	Solana Beach Towne Centre, Carmel Mountain Plaza,	1/31/2025 1/31/2029	68,055	2.2	1.2	1,335,447	1.8	0.7
7	Regal Cinemas	Alamo Quarry Market	3/31/2023	72,447	2.3	1.2	1,231,599	1.6	0.7
8	Michaels	Carmel Mountain Plaza, Alamo Quarry Plaza	1/31/2024 2/29/2028	46,850	1.5	0.8	1,022,103	1.4	0.6
9	Angelika Film Center	Carmel Mountain Plaza	1/31/2024	34,561	1.1	0.6	1,006,589	1.3	0.6
10	Whole Foods Market	Alamo Quarry Market Del Monte Center	10/31/2022 7/31/2023	63,471	2.1	1.1	956,412	1.3	0.5
	Top 10 Retail Tenants Total			690,537	22.2%	11.9%	$14,780,439	19.8%	8.3%

*	Data withheld at tenant's request.

Third Quarter 2018 Supplemental Information	Page 33

TOP TENANTS - OFFICE

As of September 30, 2018
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	salesforce.com	The Landmark at One Market	6/30/2019 4/30/2020 5/31/2021	254,118	9.6%	4.3%	$14,948,296	15.6%	8.2%
2	Autodesk, Inc.	The Landmark at One Market	12/31/2022 12/31/2023	114,664	4.3	2.0	9,547,099	9.9	5.3
3	Veterans Benefits Administration	First & Main	8/31/2020	93,572	3.5	1.6	3,006,453	3.1	1.7
4	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	3.8	1.7	2,735,895	2.9	1.5
5	State of Oregon: Department of Environmental Quality	Lloyd District Portfolio	10/31/2031	87,787	3.3	1.5	2,531,777	2.6	1.4
6	Alliant International University	One Beach Street	10/31/2019	64,161	2.4	1.1	2,447,368	2.5	1.3
7	VMWare, Inc.	City Center Bellevue	11/30/2022 3/31/2025	72,854	2.7	1.2	2,367,168	2.5	1.3
8	Treasury Call Center	First & Main	8/31/2020	63,648	2.4	1.1	2,184,302	2.3	1.2
9	California Bank & Trust	Torrey Reserve Campus	2/29/2024	34,731	1.3	0.6	1,807,609	1.9	1.0
10	Smartsheet, Inc.	City Center Bellevue	10/31/2026	52,790	2.0	0.9	1,593,788	1.7	0.9
	Top 10 Office Tenants Total			940,173	35.3%	16.0%	$43,169,755	45.0%	23.8%

Third Quarter 2018 Supplemental Information	Page 34

APPENDIX

Third Quarter 2018 Supplemental Information	Page 35

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$14,271	$12,505	$17,993	$30,401
Depreciation and amortization	19,886	21,192	86,033	63,360
Interest expense	12,879	13,873	39,387	39,856
Interest income	(46)	(111)	(209)	(371)
Income tax expense/(benefit)	171	210	277	(32)
EBITDA	$47,161	$47,669	$143,481	$133,214

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
EBITDA	$47,161	$47,669	$143,481	$133,214
Pro forma adjustments	—	814	—	814
Adjusted EBITDA	$47,161	$48,483	$143,481	$134,028

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$14,271	$12,505	$17,993	$30,401
Depreciation and amortization	19,886	21,192	86,033	63,360
Interest expense	12,879	13,873	39,387	39,856
Interest income	(46)	(111)	(209)	(371)
Income tax expense/(benefit)	171	210	277	(32)
EBITDAre	$47,161	$47,669	$143,481	$133,214

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GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2018	2017	2018	2017
Total NOI	$52,337	$52,627	$159,616	$148,385
General and administrative	(5,176)	(4,958)	(16,139)	(15,171)
Depreciation and amortization	(19,886)	(21,192)	(86,033)	(63,360)
Operating Income	$27,275	$26,477	$57,444	$69,854
Interest expense	(12,879)	(13,873)	(39,387)	(39,856)
Other income, net	(125)	(99)	(64)	403
Net income	$14,271	$12,505	$17,993	$30,401
Net income attributable to restricted shares	(71)	(60)	(215)	(181)
Net income attributable to unitholders in the Operating Partnership	(3,806)	(3,351)	(4,765)	(8,220)
Net income attributable to American Assets Trust, Inc. stockholders	$10,394	$9,094	$13,013	$22,000

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2018.

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is

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GLOSSARY OF TERMS (CONTINUED)

a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2018	2017	2018	2017
Total Cash NOI	$50,377	$51,457	$159,418	$145,926
Non-cash revenue and other operating expenses (1)	1,960	1,170	198	2,459
General and administrative	(5,176)	(4,958)	(16,139)	(15,171)
Depreciation and amortization	(19,886)	(21,192)	(86,033)	(63,360)
Operating income	$27,275	$26,477	$57,444	$69,854
Interest expense	(12,879)	(13,873)	(39,387)	(39,856)
Other income, net	(125)	(99)	(64)	403
Net income	$14,271	$12,505	$17,993	$30,401

(1)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at City Center Bellevue, and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2018	2017	2018	2017
Same-Store Cash NOI	$47,190	$46,604	$134,653	$129,539
Redevelopment Cash NOI (3)	2,209	3,784	9,610	11,297
Same-Store Cash NOI with Redevelopment	49,399	50,388	144,263	140,836
Tenant improvement reimbursements	263	565	4,220	739
Total Same-Store Cash NOI with Redevelopment	$49,662	$50,953	$148,483	$141,575
Non-Same Store Cash NOI	715	504	10,935	4,351
Total Cash NOI	$50,377	$51,457	$159,418	$145,926
Non-cash revenue and other operating expenses (4)	1,960	1,170	198	2,459
General and administrative	(5,176)	(4,958)	(16,139)	(15,171)
Depreciation and amortization	(19,886)	(21,192)	(86,033)	(63,360)
Operating income	$27,275	$26,477	$57,444	$69,854
Interest expense	(12,879)	(13,873)	(39,387)	(39,856)
Other income, net	(125)	(99)	(64)	403
Net income	$14,271	$12,505	$17,993	$30,401

(1)
Same-store includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. Same-store excludes (i) Gateway Marketplace, which was acquired on July 6, 2017; (ii) Waikele Center, due to significant redevelopment activity; (iii) Torrey Point, which was placed into operations and became available for occupancy in August 2018; and (iv) land held for development.

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GLOSSARY OF TERMS (CONTINUED)

(2)
Same-store includes the Forever 21 building at Del Monte Center which we acquired on September 1, 2017 after previously owning the underlying land. Same-store excludes (i) the Pacific Ridge Apartments, which was acquired on April 28, 2017; (ii) Gateway Marketplace, which was acquired on July 6, 2017; (iii) Waikele Center, due to significant redevelopment activity; (iv) Torrey Point, which was placed into operations and became available for occupancy in August 2018; and (v) land held for development.

(3)	Redevelopment property refers to Waikele Center and Lloyd District Portfolio - Land.

(4)
Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, lease termination fees at City Center Bellevue, and straight-line rent expense for our leases of the Annex at The Landmark at One Market and retail space at Waikiki Beach Walk - Retail.

Third Quarter 2018 Supplemental Information	Page 39

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2018 to 2017			September 30, 2018 to 2017
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace		X			X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center (1)	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center		X	X		X	X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Office Properties
Torrey Reserve Campus	X		X	X		X
Torrey Point		X			X
Solana Beach Corporate Centre	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street	X		X	X		X
First & Main	X		X	X		X
Lloyd District Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
Solana Beach Corporate Centre - Land		X			X
Solana Beach - Highway 101 - Land		X			X
Lloyd District Portfolio - Land		X	X		X	X
(1) Del Monte Center includes the Forever 21 building which we acquired on September 1, 2017 after previously owning the underlying land.

Third Quarter 2018 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2018 Supplemental Information	Page 41